EXHIBIT 10.2

AMENDMENT NO. 5

TO

COLOMBIAN PARTICIPATION AGREEMENT

BY AND AMONG

GRAN TIERRA ENERGY COLOMBIA LTD.,

GRAN TIERRA ENERGY INC.

AND

CROSBY CAPITAL, LLC

DATED

AS OF FEBRUARY 10, 2011

AMENDMENT NO. 5

TO

COLOMBIAN PARTICIPATION AGREEMENT

This Amendment No. 5 to Colombian Participation Agreement (this ”Amendment”) is effective as of February 10, 2011 by and among Gran Tierra Energy Colombia Ltd., (the “Partnership”), a Utah partnership (formerly known as Argosy Energy International, a Utah limited partnership (“Argosy”)), Gran Tierra Energy Inc., a Nevada corporation  (“Gran Tierra”), and Crosby Capital, LLC, a Texas limited liability company (“Crosby”) on behalf of itself and its assigns.  The Partnership, Gran Tierra and Crosby are each individually referred to herein as a “Party”, and collectively as the “Parties”.  All capitalized terms not otherwise defined herein shall be given the meaning assigned to such terms in that certain Colombian Participation Agreement, dated as of June 22, 2006, by and among Argosy, Gran Tierra and Crosby (the “Original Participation Agreement”), as amended by Amendment No. 1 dated as of November 1, 2006 (“Amendment No. 1”), Amendment No. 2 dated as of July 3, 2008 (“Amendment No. 2”), Amendment No. 3 dated as of December 31, 2008 (“Amendment No. 3”) and Amendment No. 4 dated as of June 13, 2011 (“Amendment No. 4”).

Recitals

Whereas, the Parties executed the Original Participation Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3 and such Original Participation Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No.4 is hereinafter referred to as the “Agreement”;

Whereas, pursuant to Clause 6.2.1(b) of the Original Participation Agreement, the Initial Term of the Initial Letter of Credit, subject to certain conditions, was stated to be for a period of three years from the date of Closing.

Whereas, pursuant to Clause 4 of Amendment No. 3, the Initial Term of the Initial Letter of Credit was amended to be for a period of five years from the date of Closing;

Whereas, pursuant to Clause 1 of Amendment No. 4, the Initial Term of the Initial Letter of Credit was amended to be for a period commencing on the Closing and ending March 1, 2012;

Whereas, the Parties wish to further amend the Initial Term of the Initial Letter of Credit;

Agreement

Now, Therefore, in consideration of the covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Section 6.2.1(b) of the Agreement shall be deleted in its entirety and replaced with the following:

(b)	Term: The Initial Letter of Credit shall remain outstanding for a period commencing on the Closing and ending June 1, 2012. Such period is referred to herein as the “Initial Term.”

2.
References to the “Agreement” in the Original Participation Agreement shall be deemed to include the Original Participation Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and this Amendment. Except as expressly modified or otherwise as set forth therein or herein, the terms and conditions of the Original Participation Agreement remain in full force and effect.

3.	Each Party shall be responsible for and pay all of its own costs and expenses incurred at any time in connection with this amendment.

4.
This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

5.
A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties to this Amendment, and an executed copy of this Amendment may be delivered by one or more parties to this Amendment by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution an delivery shall be considered valid, binding and effective for all purposes.  At the request of any party to this Amendment, all parties to this Amendment agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction of this Amendment.

6.
By their respective signatures below, each Party represents and warrants to the others, that it has full power and authority to execute and deliver this Amendment, that all requisite internal approvals, including approval by the board of directors or other managerial authority has been properly obtained, and that this Amendment shall constitute the legal, valid and binding obligation of such party enforceable in accordance with its terms, except to the extent such enforcement may be subject to bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors’ rights generally.

In Witness Whereof, each of the undersigned has caused this Amendment No. 5 to be executed as of the date first written above.

Gran Tierra Energy Colombia, Ltd.
By:	Argosy Energy, LLC (f/k/a/ Argosy
Energy Corp.), its General Partner

By:	/s/ Julio Moreira
Name: Julio Moreira
Title: Manager

Gran Tierra Energy Inc.

By:	/s/ David Hardy
Name: David Hardy
Title: General Counsel

Crosby Capital, LLC

By:	/s/ Jay Allen Chafee
Name: Jay Allen Chafee
Title: President